Exhibit 99.2

CommereTel Corporation
Unaudited Pro Forma Condensed Consolidated Financial Statements

On April 1, 2011, CommereTel Corporation ("CommerceTel" or the “Company”) completed its acquisition of substantially all of the assets of Adsparq Limited’s (“Adsparq”) Txtstation interactive mobile marketing platform and services. The purchase price for the acquisition was 2,125,000 shares of the Company’s common stock, $26,184 in cash at closing and $250,000 of scheduled cash payments.  The $250,000 of scheduled cash payments are due as follows:  $25,000 payable on the 60th day following closing and the balance is payable in $25,000 installments at the end of each of the next nine 30-day periods thereafter.  The Company assumed none of Adsparq’s liabilities in the transaction, except for the performance obligation of unearned revenue.  For a period of one year following the closing of the transaction, half of the shares of common stock issued to Adsparq will be held in escrow as security for Adsparq’s obligations under the agreement.

In connection with the transaction, the Company also issued 300,000 shares of its common stock to the controlling stockholder of Adsparq in consideration of certain indemnification obligations and other agreements.  For one year following the closing of the transaction,  the shareholder has agreed not to, directly or indirectly, transfer, donate, sell, assign, pledge, hypothecate, grant a security interest in or otherwise dispose or attempt to dispose of all or any portion of shares issued to it (or any interest therein).

The acquisition has been accounted for as a business combination and the Company valued all assets and liabilities acquired at their fair values on the date of acquisition. Accordingly, the assets and liabilities of the acquired entity were recorded at their estimated fair values at the date of the acquisition.

The allocation of the purchase price to assets and liabilities based upon fair value determinations was as follows:

Current assets	$10,184
Equipment	31,230
Customer contracts	1,026,000
Trade name	36,000
Technology/IP	182,000
Non-compete	1,000
Goodwill	1,426,730
Assumed liabilities – deferred revenue	(20,000)
Total purchase price	$2,693,144

The purchase price consists of the following:

Cash	$26,184
Present value of scheduled cash payments	241,960
Common stock	2,425,000
Total purchase price	$2,693,144

The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed acquisition, which was accounted for as a purchase.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2011, and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010 and three months ended March 31, 2011, are presented herein. The unaudited pro forma condensed consolidated balance sheet was prepared using the historical balance sheets of CommerceTel as of March 31, 2011 and Adsparq as of March 31, 2011. The unaudited pro forma condensed consolidated statements of operations were prepared using the historical statements of operations of CommerceTel for the year ended December 31, 2010 and three months ended March 31, 2011, and the historical statements of operations of Adsparq for the year ended March 31, 2011 and three months ended March 31, 2011.

The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been completed on March 31, 2011, and consolidates the unaudited condensed balance sheets of CommerceTel and the assets acquired from Adsparq. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2010 and three months ended March 31, 2011 give effect to the acquisition as if it had occurred on January 1, 2010.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The pro forma information does not reflect cost savings expected to be realized from the elimination of certain expenses and from synergies expected to be created or the costs to achieve such cost savings or synergies.  No assurance can be given that cost savings or synergies will be realized.  The unaudited pro forma condensed consolidated financial statements, and the accompanying notes, are based upon the respective historical consolidated financial statements of CommerceTel and Adsparq, and should be read in conjunction with CommerceTel’s historical financial statements and related notes, CommerceTel’s "Management's Discussion and Analysis of Financial Condition and Results of Operation" contained in CommerceTel’s Annual Report on Form 10-K for the year ended December 31, 2010, and Adsparq’s financial statements presented as Exhibit 99.1 to this Current Report Form 8-K/A.

CommerceTel Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2011

	Historical		Pro Forma
	CommerceTel	Adsparq	Adjustments		Pro-Forma

Current assets
Cash	$205,191	$-	$(26,184)	(a)	$179,007
Accounts receivable	50,227	131,215	(131,215)	(b)	50,227
Other current assets	91,708	13,333	(3,149)	(c)	101,892
Total current assets	347,126	144,548	(160,548)		331,126

Equipment, net	2,737	40,597	(9,367)	(d)	33,967
Goodwill	-	-	1,426,730	(e)	1,426,730
Intangible assets, net	77,105	-	1,245,000	(f)	1,322,105
Other assets	46,317	377	(377)	(b)	46,317
Total Assets	$473,285	$185,522	$2,501,438		$3,160,245

Current liabilities
Accounts payable	$233,307	$116,561	$(116,561)	(b)	$233,307
Accrued interest	64,499	17,901	(17,901)	(b)	64,499
Accrued and deferred personnel compensation	113,285	539,196	(539,196)	(b)	113,285
Deferred revenue and customer deposits	286,677	55,988	(35,988)	(g)	306,677
Notes payable, net of discount	889,283	119,340	(119,340)	(b)	889,283
Cash payment obligation, net of discount	-	-	241,960	(h)	241,960
Derivative liabilities	289,504	-	-		289,504
Other current liabilities	68,692	207,399	(207,399)	(b)	68,692
Total current liabilities	1,945,247	1,056,385	(794,425)		2,207,207

Non-current liabilities
Common Stock Liability	128,030	-	-		128,030
Derivative liabilities	81,794	-	-		81,794
Total non-current liabilities	209,824	-	-		209,824
Total liabilities	2,155,071	1,056,385	(794,425)		2,417,031

Stockholders' equity (deficit)
Common stock	17,854	-	2,425	(i)	20,279
Other comprehensive loss	-	(138,502)	138,502	(b)	-
Additional paid-in capital	7,202,830	298,082	2,124,493	(i)	9,625,405
Accumulated deficit	(8,902,470)	(1,030,443)	1,030,443	(b)	(8,902,470)
Total stockholders' equity (deficit)	(1,681,786)	(870,863)	3,295,863		743,214
Total liabilities and stockholders' equity (deficit)	$473,285	$185,522	$2,501,438		$3,160,245

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

CommerceTel Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2011

	Historical		Pro Forma
	CommerceTel	Adsparq	Adjustments		Pro Forma
Revenues

Revenues	$140,638	$240,058	$-		$380,696
Cost of revenues	79,837	21,892	-		101,729
Gross margin	60,801	218,166	-		278,967

Operating expenses
General & administrative	545,039	150,785	(3,589)	(j)	692,235
Sales & marketing	57,851	70,462	-		128,313
Engineering, research, & development	128,571	23,847	-		152,418
Depreciation & amortization	-	-	67,530	(k)	67,530
Total operating expenses	731,461	245,094	63,941		1,040,496

Loss from operations	(670,660)	(26,928)	(63,941)		(761,529)

Other income/(expense)
Interest income	158	-	-		158
Interest expense	(105,408)	-	-		(105,408)
Change in fair market value of derivative liabilities	47,693	-	-		47,693
Total other income/(expense)	(57,557)	-	-		(57,557)

Income tax benefit/(expense)	-	-	-		-

Net loss	$(728,217)	$(26,928)	$(63,941)		$(819,086)

Net loss per share - basic and diluted	$(0.04)				$(0.04)

Weighted average number of shares
during the period - basic and diluted	17,711,048		2,425,000	(l)	20,136,048

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

CommerceTel Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2010

	Historical		Pro Forma
	CommerceTel	Adsparq	Adjustments		Pro Forma
Revenues

Revenues	$919,216	$960,231	$-		$1,879,447
Cost of revenues	417,870	87,567	-		505,437
Gross margin	501,346	872,664	-		1,374,010

Operating expenses
General & administrative	1,163,479	603,139	(14,356)	(m)	1,752,262
Sales & marketing	225,783	281,848	-		507,631
Engineering, research, & development	405,819	95,388	-		501,207
Depreciation & amortization	-	-	270,120	(n)	270,120
Total operating expenses	1,795,081	980,375	255,764		3,031,220

Loss from operations	(1,293,735)	(107,711)	(255,764)		(1,657,210)

Other income/(expense)
Interest expense	(120,388)	-	(8,040)	(o)	(128,428)
Change in fair market value of derivative liabilities	(14,861)	-	-		(14,861)
Gain on debt extinguishment	199,401	-	-		199,401
Total other income/(expense)	64,152	-	(8,040)		56,112

Income tax benefit/(expense)	-	-	-		-

Net loss	$(1,229,583)	$(107,711)	$(263,804)		$(1,601,098)

Net loss per share - basic and diluted	$(0.14)			$	$(0.14)

Weighted average number of shares during the period - basic and diluted	8,950,585		2,425,000	(q)	11,375,585

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

CommerceTel Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1.   Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements present the pro forma results of operations and financial position of CommerceTel and Adsparq on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of Adsparq by CommerceTel. The acquisition was recorded using the acquisition method of accounting.

The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2011 combines the historical results for CommerceTel as of March 31, 2011 and the historical results for Adsparq as of March 31, 2011, as if the acquisition had occurred on March 31, 2011. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2011, combines the historical results for CommerceTel for the three months ended March 31, 2011 and the historical results for Adsparq for the three months ended March 31, 2011, as if the acquisition had occurred on January 1, 2010. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 combines the historical results for CommerceTel for the twelve months ended December 31, 2010 and the historical results for Adsparq for the twelve months ended March 31, 2011, as if the acquisition had occurred on January 1, 2010.

Note 2.   Pro Forma Adjustments

(a)	Represents the cash paid at closing of the acquisition

(b)	Represents elimination of the assets, liabilities and equity that were not acquired in the transaction

(c)	Represents the current assets of $10,184 acquired in the acquisition net of the current assets not acquired.

(d)	To reflect the estimated fair value of fixed assets acquired in the acquisition.

(e)	To reflect the estimated amount of goodwill resulting from the excess of the purchase price over the fair value of net tangible and identifiable intangible assets acquired.

(f)	To reflect the estimated fair value of identifiable intangible assets acquired in the acquisition.

(g)	To reflect the $20,000 of assumed liabilities net of the liabilities not assumed in the acquisition.

(h)	To reflect the $241,960 obligation recorded at closing which represented the present value of the $250,000 cash payment obligation over the subsequent periods.

(i)	To reflect the common stock issued as consideration in the acquisition net of Adsparq additional paid in capital not acquired in the transaction.

(j)	To reflect the elimination of depreciation expense within Adsparq historical financial statements for the three months ended March 31, 2011.

(k)
Represents the amortization and depreciation of $62,325 and $5,205, respectively, related to the fair value of identifiable amortizable intangible assets and fixed assets acquired in the transaction, as if the acquisition had been completed on January 1, 2010.

(l)	To reflect the issuance of 2,425,000 shares of common stock on the date of acquisition.

(m)	To reflect the elimination of depreciation expense within Adsparq historical financial statements for the year ended December 31, 2011.

(n)
Represents the amortization and depreciation of $249,300 and $20,820, respectively, related to the fair value of identifiable amortizable intangible assets and fixed assets acquired in the transaction, as if the acquisition had been completed on January 1, 2010.

(o)	To reflect the issuance of 2,425,000 shares of common stock on the date of acquisition.